UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Keemo Fashion Group Limited

(Exact name of registrant as specified in its charter)

Date: May 12, 2023

Nevada	5130	32-0686375
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

69 Wanke Boyu, Xili Liuxin 1st Rd,

Nanshan District, Shenzhen, Guangdong 518052, China

Issuer's telephone number: (+86) 176-1282-2030

Company email: keemofashiongroup@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)	Underwriting Discounts and Commissions	Maximum Net Proceeds	Amount of Registration Fee (2)

Common Stock, $0.001 par value	$0.015	none	112,500	$10.42

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

Keemo Fashion Group Limited

7,500,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Keemo Fashion Group Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock. If this were to occur, your investment may be negatively impacted as you may be unable to sell your shares.

In this public offering we, “Keemo Fashion Group Limited” are offering 7,500,000 shares of our common. The shares offered by the Company will be sold on our behalf by our sole officer and Director, Ms. Liu Lu. There is uncertainty that we will be able to sell any of the 7,500,000 shares being offered herein by the Company. Ms. Liu Lu will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.015 per share for the duration of the Offering. Assuming all of the 7,500,000 shares being offered by the Company are sold, the Company will receive $112,500 in net proceeds. Assuming 5,625,000 shares (75%) being offered by the Company are sold, the Company will receive $84,375 in net proceeds. Assuming 3,750,000 shares (50%) being offered by the Company are sold, the Company will receive $56,250 in net proceeds. Assuming 1,875,000 shares (25%) being offered by the Company are sold, the Company will receive $28,125 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary. The Company does not have any cash management policies which dictate how funds are transferred between the Company and investors, which is also stated in the Prospectus Summary section of this offering.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, we have 3,600,000 shares of common stock, $0.001 par value, issued and outstanding.

As of the date of this Registration Statement, Ms. Liu Lu is able to control 100% of the voting power of the Company.

KEEMO Fashion Group Limited is a company that operates in the apparel and garment trade industry through wholesaling men’s and women’s apparel to retailers in China. At present, the Company has primarily focused its efforts on attracting small to medium apparel and garment retailers by wholesaling low to mid-range apparel and garments. To date we purchase inventory from two suppliers, YueShun Supply Co., Ltd. and NiSheng Clothing Co., Ltd., and we have sold products to only three customers. YueShun Supply Co., Ltd., NiSheng Clothing Co., Ltd. and our three customers, are not related parties to the Company or its sole officer and director.

Our shares of common stock offered in this prospectus are shares of Keemo Fashion Group Limited, a Nevada company, which has operations conducted in the People’s Republic of China. Our company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless. Further clarification of the associated risks may be found beginning on page 4, in the Risk Factor section of our prospectus.

We face various legal and operational risks and uncertainties related to being based in and having all of our operations in China. The PRC government has significant authority to exert influence on the ability of a company with China-based operations, such as Keemo Fashion Group Limited, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, as well as oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our common stock or could significantly limit or completely hinder our ability to offer, or continue to offer, our common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, the PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence the operations of our business as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in companies with China-based operations like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (United States) (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) determines that it cannot inspect or completely investigate our auditor. Our registered public accounting firm, JP Centurion & Partners PLT, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determinations.

On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.015 per share for the duration of the offering. The Company estimates the costs of this offering at about $34,000. Expenses incurred in this offering will be paid for by the Company with proceeds from this offering or a combination of proceeds from this offering, and funds loaned to or provided by our sole officer and Director, Ms. Liu.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

We believe that there are restrictions on sending money from the Republic of China (“ROC”) to the US. Chinese citizens residing in China can make an international transfer up to a daily limit of UD$50,000. However, if such a transaction exceeds this amount, the Chinese citizen is required to present proof of current expenditures. Chinese citizens are subject to a cap of purchasing up to $50,000 US in foreign currency at financial institutions each year. Renminbi is not freely convertible into other currencies. As a result, we believe that any restriction on currency exchange may limit the ability of our Chinese customers or investors to remit payment to us. The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our Chinese customers or investors to remit sufficient foreign currency to our Company. We believe that the Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by The State Administration of Foreign Exchange of the People's Republic of China (“SAFE”) for cross-border transactions. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi.  Aside from the constraints mentioned in the above paragraph, we do not believe there is any further limitation on the Company’s ability to transfer cash between the Company and its investors. Further reference to this topic can be found in our summary, summary risk factors, and risk factor section.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through May 31, 2024 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is May 12, 2023.

PROSPECTUS SUMMARY

In this Prospectus, “Keemo Fashion,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to Keemo Fashion Group Limited, unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending July 31st. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

The Company

Keemo Fashion Group Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 22, 2022.

On April 22, 2022 Ms. Liu Lu was appointed Chief Executive Officer, President, Secretary, Treasurer, and Director.

On April 23, 2022, the Company filed a Certificate of Amendment to its Articles of Incorporation to increase its authorized shares of common stock from zero to seventy five million, (75,000,000), with each share of common stock having a par value of $0.001 per share.

On April 23, 2022, we issued 3,600,000 shares of our common stock to Ms. Liu Lu, our Chief Executive Officer, President, Secretary, Treasurer, and Director in consideration of $3,600, or $0.001 per share. The proceeds from this sale went to the Company to be used as working capital.

In regards to the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of stock since the sale of stock was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

KEEMO Fashion Group Limited is a company that operates in the apparel and garment trade industry through wholesaling men’s and women’s apparel to retailers in China. At present, the Company has primarily focused its efforts on attracting small to medium apparel and garment retailers by wholesaling low to mid-range apparel and garments. To date we purchase inventory from two suppliers, YueShun Supply Co., Ltd. and NiSheng Clothing Co., Ltd., and we have sold products to only three customers. YueShun Supply Co., Ltd., NiSheng Clothing Co., Ltd. and our three customers, are not related parties to the Company or its sole officer and director.

Our shares of common stock offered in this prospectus are shares of Keemo Fashion Group Limited, a Nevada company, which has operations conducted in the People’s Republic of China. Our company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless. Further clarification of the associated risks may be found beginning on page 4, in the Risk Factor section of our prospectus.

We face various legal and operational risks and uncertainties related to being based in and having all of our operations in China. The PRC government has significant authority to exert influence on the ability of a company with China-based operations, such as Keemo Fashion Group Limited, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, as well as oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our common stock or could significantly limit or completely hinder our ability to offer, or continue to offer, our common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, the PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence the operations of our business as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in companies with China-based operations like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (United States) (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) determines that it cannot inspect or completely investigate our auditor. Our registered public accounting firm, JP Centurion & Partners PLT, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determinations.

On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA.

We believe that there are restrictions on sending money from the Republic of China (“ROC”) to the US. Chinese citizens residing in China can make an international transfer up to a daily limit of UD$50,000. However, if such a transaction exceeds this amount, the Chinese citizen is required to present proof of current expenditures. Chinese citizens are subject to a cap of purchasing up to $50,000 US in foreign currency at financial institutions each year. Renminbi is not freely convertible into other currencies. As a result, we believe that any restriction on currency exchange may limit the ability of our Chinese customers or investors to remit payment to us. The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our Chinese customers or investors to remit sufficient foreign currency to our Company. We believe that the Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by The State Administration of Foreign Exchange of the People's Republic of China (“SAFE”) for cross-border transactions. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi.  Aside from the constraints mentioned in the above paragraph, we do not believe there is any further limitation on the Company’s ability to transfer cash between the Company and its investors. Further reference to this topic can be found in our summary, summary risk factors, and risk factor section.

We believe that we are not currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list or become quoted on U.S. exchanges/quotation servicers or issue securities to foreign investors, however, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list or become quoted on U.S. exchanges and/or quotation servicers, we will not be able to continue to be quoted or listed on U.S. exchanges, which would materially affect the interests of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list or become quoted on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list or become quoted on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry; if we inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies  (the “Measures”), which were open for public comments by January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve supervisions such as foreign investment security and cyber security reviews. Companies endangering national security are among those off-limits for overseas listings. As the Administration Provisions and Measures have not yet come into effect, we are currently unaffected by them. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which will come into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

With respect to the domestic company, non-compliance with the Trial Measures or an overseas listing completed in breach of it may result in a warning or a fine ranging from RMB 1 million to RMB10 million. Furthermore, the directly responsible executives and other directly responsible personnel of the domestic company may be warned, or fined between RMB 500,000 and RMB 5 million and the controlling shareholder, actual controllers, and other legally appointed persons of the domestic company may be warned, or fined between RMB 1 million and RMB 10 million. If, during the filing process, the domestic company conceals important factors or the content is materially false, and securities are not issued, they are subject to a fine of RMB1 million to RMB10 million. With respect to the directly responsible executives and other directly responsible personnel of the domestic company, they are subject to a warning and fine between RMB 500,000 and RMB 5 million, and with respect to the controlling shareholder, actual controllers, and other legally appointed persons of the domestic company, they are subject to a warning and fine between RMB 1 million and RMB 10 million.

As of the date of this prospectus, the Trial Measures have come into effect. After March 31, 2023, any failure or perceived failure by the domestic company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the Trial Measures and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organization to be investigated for criminal liability if suspected of committing a crime.

According to a translated copy of the current and effective regulations promulgated by the China Securities Regulatory Commission, that is, the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” Article 2 states, “Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company”. Accordingly, as the Company believes it is not a joint-stock company incorporated domestically, this offering is not a direct overseas offering and listing by a domestic company, this offering is not an indirect overseas offering and listing by domestic companies, and this offering and listing by the Company is not based on the underlying equity, assets, earnings or other similar rights of a domestic company due to there being no domestic company involved in this offering and there is no connection between the Company and this offering to any domestic company. The Company does not believe that it is required to seek authorizations from Chinese authorities, the company has taken no actions in regards to the CSRC approval and does not intend to do so, and the company does not believe that this offering is contingent upon receipt of approval from the CSRC.

According to a translated copy of the current and effective regulations promulgated by the China Securities Regulatory Commission, that is, the "Regulations on Strengthening the Confidentiality and Archives Management Work Related to the Overseas Issuance and Listing of Securities" Article 3 states, "A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Where there is ambiguity or dispute over the identification of a state secret, a request shall be submitted to the competent secrecy administrative department for determination; where there is ambiguity or dispute over the identification of a government work secret, a request shall be submitted to the competent government authority for determination.” Further, Article 4 states that, “A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will jeopardize national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.” Accordingly, as the Company does not believe its operations fall into the above legal provisions, the Company does not believe that it is required to seek authorizations from Chinese authorities.

According to Article 7 of the "Measures for Cybersecurity Review" promulgated by the CAC, "An operator of a network platform that has more than 1 million users' personal information goes public abroad, and must apply for a network cybersecurity review to the CAC.". As a result of the nature of the Company’s operations and size, the Company does not believe that the above is applicable to the Company. Additionally, The Company is of the belief that the expenses of engaging PRC counsel would be unduly burdensome on the Company, and thus, the Company has not sought to engage PRC counsel to obtain an additional opinion pertaining to the Company’s understanding of all required approvals and permission to operate our business.

At present, we do not believe our operations require the approval and or permission of Chinese authorities. This is because the Company’s business is trade and wholesale of men's and women's clothing, which we believe does not require the approval and permission of the Chinese government. The "Special Management Measures for Foreign Investment Access (Negative List) (2021 Edition)" and "Market Access Negative List (2022 Edition)" issued by the Chinese government do not include the industry and business the Company is involved in. The Company is of the belief that the expenses of engaging PRC counsel would be unduly burdensome on the Company, and thus, the Company has not sought to engage PRC counsel to obtain an additional opinion pertaining to the Company’s understanding of all required approvals and permission to operate our business.

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this registration statement titled “Risk Factors”. In the below lists, each of the bullet points corresponds to a risk factor stated later on in this document. Each bullet point contains a superscript that is an active hyperlink that directly corresponds to each risk factor. These risks include, among others, the following:

•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Our business operations may be materially and adversely affected by the outbreak of the Coronavirus (“COVID-19”).” on page 4.[1]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Our concentration of customers could have a material adverse effect on our operations.” on page 4.[2]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Inflation could pose a risk to our business.” on page 4.[3]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Our financial performance depends on our ability to develop awareness of our products and we may not be successful in doing so.” on page 4.[4]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.” on page 4.[5]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.” on page 5.[6]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.” on page 5.[7]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “If we are unable to adapt to changes in market demand, our business will be adversely affected.” on page 5.[8]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “If we fail to meet customer expectations we may be negatively affected.” on page 5.[9]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Any significant fluctuation in our operating costs may have a material adverse effect on our operating results.” on page 5.[10]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.” on page 5.[11]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “The occurrence of any acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on our business operations and financial condition.” on page 5.[12]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “If we were to lose the services of Ms. Liu, we may not be able to execute our business strategy.” on page 5.[13]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.” on page 5.[14]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Our Principal executive offices are located in PRC and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.” on page 5.[15]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.” on page 5.[16]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “The Company’s profitability relies entirely upon the sale of third party products. As such, we cannot assure investors, or the public in general, that these third party products will continue to be available, that they will be priced appropriately for our company to continue to resell, and we rely on information provided by the products manufacturers to provide accurate safety and related disclosures among other things.” on page 6.[17]

We are a Nevada company with operations conducted in China and we may face risks and uncertainties in doing business in China, including:

•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. The PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.” on page 4.[18]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “You may have difficulty enforcing judgments against us.” on page 5.[19]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “The PRC government has significant oversight and discretion over the conduct of a PRC company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations , may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.” on page 5.[20]
•	See “Risk Factors” - “Risks Relating to the Company’s Securities” - “Our common stock may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 9.[21]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 4.[22]
•	See “Risk Factors” - “Risks Relating to our Company and Industry” - “Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.” on page 6.[23]

Our Offering

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share.

We have 3,600,000 shares of common stock issued and outstanding. Through this offering we will register a total of 7,500,000 shares of common stock. These shares represent 7,500,000 additional shares of common stock to be issued by us. We may endeavor to sell all 7,500,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.015 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock. The Company does not have any cash management policies which dictate how funds are transferred between the Company and investors.

Currently, we have 3,600,000 shares of common stock, $0.001 par value, issued and outstanding.

As of the date of this Registration Statement, Ms. Liu Lu is able to control 100% of the voting power of the Company.

All shares of common stock being offered pursuant to this Registration Statement will be sold at a fixed price of $0.015 for the duration of the offering. The Company estimates the costs of this offering at about $34,000.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.015 per share for the duration of the offering. The Company estimates the costs of this offering at about $34,000. Expenses incurred in this offering will be paid for by the Company with proceeds from this offering or a combination of proceeds from this offering, and funds loaned to or provided by our sole officer and Director, Ms. Liu.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

7,500,000 shares of common stock, at a fixed price of $0.015 offered by us in a direct public offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $0.015 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	3,600,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	11,100,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.015.

The offering price for the shares will remain constant for the duration of the offering and will be offered at a fixed price of $0.015 per share of common stock.

Use of Proceeds	We intend to use the gross proceeds for, but not limited to, staffing, advertising and marketing, funding of day to day operations, and offering expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 7,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our sole officer and Director, Ms. Liu Lu will sell the 7,500,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $34,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Our business operations may be materially and adversely affected by the outbreak of the Coronavirus (“COVID-19”).

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities during the past few months. The negative impacts of the COVID-19 outbreak on our business may include, but not strictly be limited to:

-	The uncertain economic conditions may refrain clients from engaging our services.

-	The operations of businesses in most industries have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance.

We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities. Additionally, it is possible that we may face similar difficulties from future events, such as this, should there be at any point another global pandemic. As of the current date, we do not believe that we have been directly impacted by Covid-19. However, economies throughout the world have been impacted significantly in a vast number of ways, and we cannot state with any level of certainty to what extent we may have been indirectly impacted by market conditions as a result of the pandemic and/or if the pandemic has forestalled, in any capacity, our growth to date.

Our concentration of customers could have a material adverse effect on our operations.

The Company began generating revenue in June 2022. For the year ended July 31, 2022, the Company generated revenue of $15,634 from two different customers. As such, the Company has a significant dependency on these customers. However, as the Company continues to operate, the Company expects to generate more revenue from other customers thereby diluting dependency on these two different customers.

Inflation could pose a risk to our business.

Inflation is an important factor that must be considered as we move forward. A change in the rate of inflation could influence the profits that we generate from our business. When the rate of inflation rises, the operational costs of running our company would increase, such as labor costs and inventory costs, affecting our ability to provide our products at competitive prices. An increase in the rate of inflation would force our customers to search for other clothing retailers, causing us to lose business and revenue. As the company is in its development stages, the impact of inflationary pressures on our operations has been negligible.

Our financial performance depends on our ability to develop awareness of our products and we may not be successful in doing so.

The continued development of awareness of the products offered by our Company among our clients is critical to the continued acceptance and growth of our sales. If we are unable to continue to develop awareness of the products, this could negatively impact our company’s ability to increase revenues and achieve profitability. The following are some of the factors that could prevent us from successfully continuing to develop awareness of the products:

●	the emergence of more successful competitors;

●	customer dissatisfaction with our products;

●	failure to maintain or expand our brand.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social environment.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. The PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

We are a Nevada company, although the majority of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic, and social conditions in China. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.

The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on an U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, as well as oversight on cybersecurity and data privacy. Such risks or any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations and/or the value of our common stock or could significantly limit or completely hinder our ability to offer or continue to offer our common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority, oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On December 18, 2020, the HFCAA was signed by the previous President of the United States and became law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trade on a national exchange or through other methods.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If the AHFCAA is enacted, and if we are subject to it, it would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted rules to create a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On December 23, 2022, the AHFCAA was signed into law, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Our auditor, JP Centurion & Partners PLT, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. JP Centurion & Partners PLT, is not headquartered in mainland China or Hong Kong and was not identified as a firm subject to the determinations announced by the PCAOB on December 16, 2021. Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our business is subject to laws, rules and regulations applicable to foreign investment in PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in PRC. However, PRC has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in PRC or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. Therefore, it is possible that our existing operations may be found not to be in full compliance with relevant laws and regulations in the future. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in PRC may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to adapt to changes in market demand, our business will be adversely affected.

We must source new products to adapt to market demand and to maintain or increase our sales. The success of new products may depend on a number of factors including anticipating and effectively addressing user preferences and demand, the success of our sales and marketing efforts, timely and successful product sourcing, effective forecasting and management of product demand. The risk of not meeting our customers’ preferences and or demands may result in lower sales revenue, adversely affecting our business.

If we fail to meet client expectations we may be negatively affected.

The risk of not meeting our clients’ expectations may result in a failure to increase or secure our market share. Our clients may not be satisfied with the inventory we intend to offer, therefore there is a chance that they may elect to purchase comparable items from our competitors . This may result in decreased revenue and a decreased market share.

Any significant fluctuation in our operating costs may have a material adverse effect on our operating results.

The Company relies on an external warehousing provider to store our products, and a logistic company to ship our products to customers. These operating costs may fluctuate from time to time depending on general economic conditions. If these costs increase significantly and we are unable to pass these costs on to our customers, we could incur significant losses.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The apparel and garment industry in which we operate is subject to intense competition. We compete against retailers who provide comparable products, conduct similar operations, have an extensive operating history, have greater revenue and resources, amongst other advantages. If we cannot compete effectively, we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

The occurrence of any acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on our business operations and financial condition.

Acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on the economy and infrastructure in the PRC and on the livelihood of the Chinese population. Our business operations and financial condition may be materially and adversely affected should such events occur. We cannot give assurance that any acts of God such as floods, earthquakes, drought or any war, terrorist attack or other hostilities in any part of the PRC or even the world, potential or threatened, will not, directly or indirectly, have a material adverse effect on our business, financial condition and operating results.

If we were to lose the services of Ms. Liu, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the sole member of our management team, Liu Lu. Her leadership has played an integral role in our company. The loss of the sole member of our management team would disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our sole officer or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very intense. Our ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our Principal executive offices are located in PRC and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in PRC and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited, if possible at all.

You may have difficulty enforcing judgments against us.

We are a Nevada corporation and most of our operations are and will be located outside of the United States. We are a Nevada company conducting our operations in China. Almost all of our operations will be conducted in China. In addition, our sole officer and director is a national and resident of a country other than the United States. All of her assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon her. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our sole officer and director, since she is not a resident in the United States. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of U.S. courts.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of State of Nevada and it will be difficult for U.S. shareholders, holding our common stock, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The PRC government has significant oversight and discretion over the conduct of a PRC company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will, in the future, release regulations or policies regarding any industry that could adversely affect the business, financial condition, and results of operations of our company. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Currently, we believe that these statements and regulatory actions have had no impact on our daily business operations, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.

Our business may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

On April 13, 2020, twelve Chinese government agencies jointly promulgated the Measures for Cybersecurity Review, which became effective on June 1, 2020, set forth the cybersecurity review mechanism for critical information infrastructure operators, and provided that critical information infrastructure operators who intend to purchase internet products and services that affect or may affect national security shall be subject to a cybersecurity review. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which will take effect in September 2021. The Data Security Law provides for a security review procedure for the data activities that may affect national security. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the CAC.  Furthermore, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. As these laws, opinions and the draft measures were recently issued, official guidance and interpretation of these remain unclear in several respects at this time, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws, opinions and the draft measures. Therefore, it is uncertain whether the future regulatory changes would impose additional restrictions on our business.

The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, PRC Cybersecurity Law and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

We are not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

The Company’s profitability relies entirely upon the sale of third party products. As such, we cannot assure investors, or the public in general, that these third party products will continue to be available, that they will be priced appropriately for our company to continue to resell, and we rely on information provided by the products manufacturers to provide accurate safety and related disclosures among other things.

Due to the fact that our Company relies entirely on products created and sold by third parties, we can never offer assurances that our product line will remain the same indefinitely, or that the third party products will continue to be available on terms that our Company agrees with. Additionally, we are almost entirely reliant upon the manufacturers of the products in regards to health and safety information, among a host of other criteria. In the event that any of these products are unsafe, can no longer be acquired at a price the Company arbitrarily determines to be reasonable, or if any issues at all come up regarding the third party manufacturers and/or our relation with these manufacturers then the results of our business operations could suffer considerably and investors may lose all or part of their investments in a worst case scenario.

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• Our sales numbers;

• Our ability to retain, grow our business and attract new suppliers/clients;

• Administrative costs;

• Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

The approval and/or other requirements of the CSRC or other PRC government authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, and collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), which stipulate that Chinese-based companies, or the issuer, shall fulfill the filing procedures after the issuer makes an application for initial public offering and listing in an overseas market, and certain overseas offering and listing such as those that constitute a threat to or endanger national security, as reviewed and determined by competent authorities under the State Council in accordance with law, may be prohibited under the Draft Rules Regarding Overseas Listing. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which come into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

As of the date of this prospectus, we have not been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to this offering. If we are required to file with the CSRC for this offering and listing, there is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

In addition, if the PRC government authorities later promulgate new rules or explanations requiring that we obtain their approvals for filings, registrations or other kinds of authorizations for an offering, there is no assurance that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that our officers and directors conduct outside business activities the attention and efforts of our officers and directors are not solely focused upon KEEMO Fashion Group Limited.

While our officer and director intends to devote as much time as necessary to the success and development KEEMO Fashion Group Limited, however, Ms. Liu has outside interests that require a portion of her time every week. Currently Ms. Liu is prepared to dedicate 30 hours per week to the operations of KEEMO Fashion Group Limited. Although we believe her time, resources, and effort are allocated appropriately to allow for the Company’s future success, there can be no guarantee that her priorities will not shift in the future. In the event that their outside interests begin to take precedence over their positions in KEEMO Fashion Group Limited the Company may not experience the growth and success that is anticipated. In this event either corrective action will have to be taken or, in a worst-case scenario, investors could lose all or part of their investments.

We may be susceptible to an adverse effect on our business due to the current worldwide economic crisis.

A decline in general economic conditions could lead to reduced consumer traffic and could negatively impact our business operations and financial condition. A decline of this nature could have a material adverse effect on our business, financial condition and results of operations. Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations. Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals and thus generate significant revenue.

We currently have been generating operating losses, and we may never achieve profitability.

We have had and we expect to continue to have losses in the near term and will rely on capital funding or borrowings to fund our operations. To date, capital funding has been limited in amount. We cannot predict whether or not we will ever become profitable or be able to continue to find capital to support our development and business plan.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire clients. It will take us time to develop a concrete marketing plan, and in the interim we will likely not be generating significant revenue or, in a worst-case scenario, any revenue at all.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Due to the fact that a small number of existing shareholders own a large percentage of the Company’s voting shares, future investors will have minimal influence over shareholder decisions.

Existing management has significant share ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, our sole officer and director will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

We have no experience as a public company. Our inability to successfully operate as a public company could cause you to lose your entire investment.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The offering price for our common stock pursuant to this prospectus was arbitrarily determined and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations. We will also be subject to Section 15(d) of the Exchange Act which necessitates, amongst other things, that we file quarterly and annual reports with the Securities and Exchange Commission.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $40,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

We will be subject to Section 15(d) of the Exchange Act, which provides that any issuer who registers a class of securities under the Securities Act of 1933, as amended (the Securities Act) shall become subject to periodic reporting requirements under Section 13(a) (15 USCS § 78m) of the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, Section 15(d) does not trigger all Exchange Act obligations. For example, reports under Section 16 (15 USCS § 78p) or Section 13(d) or obligations with respect to proxies are not triggered by the application of Section 15(d) alone. As mentioned above, we will incur costs to maintain compliance with our reporting obligations, and if we fail to do so then we may be subject to a host of potential legal consequences, and we could become unable to seek quotation via the OTC Marketplace.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Even if our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company.  In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, of which 3,600,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to KEEMO Fashion Group Limited and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

There is the risk that investors may lose their investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The offering price for our common stock pursuant to this prospectus was arbitrarily determined by management. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  Changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  Changes in key personnel;
  Entry into new geographic markets;
  Actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  Fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  The public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  Announcements relating to litigation;
  Guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  Changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  The development and sustainability of an active trading market for our common stock;
  Future sales of our common stock by our officers, directors and significant stockholders; and
  Changes in accounting principles.

Our Chief Executive Officer and sole Member of our Board of Directors Ms. Liu Lu does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Ms. Liu does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We will require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations will require significant additional funding due to the absence of any meaningful revenues in the near future. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

Our PCAOB Auditor, JP Centurion & Partners PLT, in their audit report dated October 20, 2022, has indicated that there is a substantial doubt about our ability to continue as a going concern.

The company has not yet realized a source of revenue to cover its operating expenses. As a result, our PCAOB auditor has indicated that there is substantial doubt about our ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from our majority shareholder, Ms. Liu Lu. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the Company’s majority shareholder has indicated her intent and ability to provide additional financing, but is under no obligation to do so. In the event that Ms. Liu Lu does not provide additional financing, we may be forced to suspend or, in a worst case scenario, cease operations entirely.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. In accordance with the HFCAA, our shares would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets. Our executive officers and other personnel will need to devote substantial time to these rules and regulations. These rules and regulations are expected to increase our legal and financial compliance costs and to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because we have 75,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 75,000,000 shares of common stock, par value $0.001 per share, of which only 3,600,000 are currently issued and outstanding. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTCQB. We may consider pursuing a listing on the OTCQB after this registration becomes effective and we have completed our offering.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

KEEMO FASHION GROUP LIMITED

BALANCE SHEET AS OF JULY 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of July 31, 2022
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,080
Inventories	2,504
TOTAL CURRENT ASSETS	20,584

TOTAL ASSETS	$20,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a director	25,758
Other accruals	7,800
TOTAL CURRENT LIABILITIES	33,558

TOTAL LIABILITIES	$33,558

STOCKHOLDERS’ EQUITY
Common stock – Par value $ 0.001; Authorized: 75,000,000 shares; Issued and outstanding: 3,600,000 shares as of July 31, 2022	$3,600
Accumulated deficit	(16,574)
TOTAL STOCKHOLDERS’ EQUITY	$(12,974)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,584

KEEMO FASHION GROUP LIMITED

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM APRIL 22, 2022 (DATE OF INCEPTION) TO JULY 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From April 22, 2022 (Date of Inception) to July 31, 2022
REVENUE	$15,636

COST OF REVENUE	(7,619)

GROSS PROFIT	$8,017

GENERAL AND ADMINISTRATIVE EXPENSES	(24,591)

LOSS FROM OPERATION BEFORE INCOME TAX	$(16,574)

INCOME TAX EXPENSES	-

NET LOSS	$(16,574)

OTHER COMPREHENSIVE INCOME	-

TOTAL COMPREHENSIVE LOSS	$(16,574)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	3,600,000

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 4.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our food and beverage products, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Overview

Keemo Fashion Group Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 22, 2022.

KEEMO Fashion Group Limited is a company that operates in the apparel and garment trade industry through wholesaling men’s and women’s apparel to retailers in China. At present, the Company has primarily focused its efforts on attracting small to medium apparel and garment retailers by wholesaling low to mid-range apparel and garments.

Results of operations from April 22, 2022 (Date of Inception) to July 31, 2022

Cash Balance

Our cash and cash equivalents are $18,080. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and in order to increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

From April 22, 2022 (Date of Inception) to July 31, 2022, the Company generated revenue in the amount of $15,636. The revenue generated was from the Company wholesaling men’s and women’s apparel and garments to retailers.

General and Administrative Expenses

From April 22, 2022 (Date of Inception) to July 31, 2022, the Company had general and administrative expenses in the amount of $24,591. These were primarily comprised of legal and professional fees, company incorporation fees, and audit fees.

Net Loss

Our net loss from April 22, 2022 (Date of Inception) to July 31, 2022 was $16,574.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities was $14,480 from April 22, 2022 (Date of Inception) to July 31, 2022. Cash provided by operating activities was attributable to an increase in inventory and the amount due to our director, Ms. Liu Lu.

Cash Provided by Financing Activity

On April 22, 2022, our sole officer and director, Liu Lu, purchased 3,600,000 shares of restricted common stock at a purchase price of $0.001 (par value) per share. The $3,600 in proceeds went directly to the Company to be used for working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

For the year ended July 31, 2022, we generated a total of $3,600 from the sale of our common stock.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Results of operations for the three months ended October 31, 2022

Cash Balance

Our cash and cash equivalents are $13,997 as of October 31, 2022. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and in order to increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

For the three months ended October 31, 2022, the Company generated no revenue.

General and Administrative Expenses

For the three months ended October 31, 2022, the Company had general and administrative expenses in the amount of $4,945. These were primarily comprised of audit fees, legal and professional fees.

Net Loss

Our net loss for the three months ended October 31, 2022 was $4,945.

Liquidity and Capital Resources

Cash Used in Operating Activities

Net cash used in operating activities was $4,083 for the three months ended October 31, 2022. Cash used in operating activities was attributable to net loss from operation, decreases in inventory, increases in the amount due to our director, Ms. Liu Lu and decreases in other accruals.

Cash Provided by Financing Activity

For the three months ended October 31, 2022, the Company neither generated nor used any cash in financing activity.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Results of operations for the three months ended January 31, 2023

Cash Balance

Our cash and cash equivalents are $12,906 as of January 31, 2023. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and in order to increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

For the three months ended January 31, 2023, the Company generated revenue of $5,000.

General and Administrative Expenses

For the three months ended January 31, 2023, the Company had general and administrative expenses in the amount of $9,516. These were primarily comprised of audit fees and professional fees.

Net Loss

Our net loss for the three months ended January 31, 2023 was $6,808.

Results of operations for the six months ended January 31, 2023

Cash Balance

Our cash and cash equivalents are $12,906 as of January 31, 2023. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and in order to increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

For the six months ended January 31, 2023, the Company generated revenue of $5,000.

General and Administrative Expenses

For the six months ended January 31, 2023, the Company had general and administrative expenses in the amount of $14,461. These were primarily comprised of audit fees, legal and professional fees.

Net Loss

Our net loss for the six months ended January 31, 2023 was $11,753.

Liquidity and Capital Resources

Cash Used in Operating Activities

Net cash used in operating activities was $5,174 for the six months ended January 31, 2023. Cash used in operating activities was attributable to net loss from operation, increase in inventory, increase in accounts payable, increase in the amount due to our director, Ms. Liu Lu and decrease in other accruals.

Cash Provided by Financing Activity

For the six months ended January 31, 2023, the Company did not generate nor used any cash in financing activity.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Industry Overview

KEEMO Fashion Group Limited (herein referred as the “Company”) primarily operates in the men’s and women’s apparel and garment trading business, with a particular focus on wholesaling to distributors mainly based in the People’s Republic of China (herein referred as “China”). Additionally, products are sourced directly from manufacturers in China. The Company does not maintain and operate any apparel production and manufacturing facilities, machines, or equipment.

According to WorldBank, China is the world’s most populous country with more than 1.41 billion people in China in the year 2020.[1]

The revenue in China’s apparel market was US$303.40 billion in 2021, of which the largest segment is the Women’s apparel market with a market volume of US$163.50 billion.[2] The compound annual growth rate of the market is expected at 6.00% from year 2022 to 2026. In relation to total population figures, per person revenue of US$196.80 are expected to be generated in 2022.[3] From January to May 2022, China’s 13,053 major apparel companies contributed total of CNY 561.1 billion (equivalent to US$ 83.9 billion), up 6.1% year-on-year.[4]

According to HKTDC Research, Chinese domestic brands are dominant in the market.[5] There are plenty of domestic brands that have become pioneers, for example Anta and Li Ning in sportswear, Youngor in men’s suits, Threegun in knitted underwear, Bosideng in winter clothes, Septwolves in jackets, Joeone in trousers and Erdos in cashmere sweaters. Although the COVID-19 pandemic has affected the industry by causing a decline in domestic demand and an increase in labor costs, China maintains expertise in the industry, with efficient supply chain management, modern infrastructure, decades of experience, and high productivity. China still produces more than 40% of global textiles and apparel exports.[6] China’s apparel exports to the U.S have experienced “V-Shape” recovery in June 2020.[7]

The main sales channels of the apparel and garment industry in China are generally comprised of online platforms, department stores, and specialty stores.[8] With the dominance of Chinese e-commerce giants, including Alibaba, Tencent and Baidu, domestic brands and designs have gained awareness from the world market in the apparel and garment industry. The penetration of domestic e-commerce retail scare has increased from CNY 1.4 trillion in 2013 to CNY 5.5 trillion in 2017, which is a year-on-year growth rate of 31%.[9]

According to General Administration of Customs of China, China’s textile and apparel exports totaled US$ 291.22 billion in year 2020, of which textile exports were US$153.83 billion and clothing exports were US$137.38 billion.[10] China was considered as the main origin of the world’s apparel and garment exports, equivalent to more than all 28 EU countries combined. From January to April 2022, China’s exports of textile and apparel maintained year on year growth of 8.65%, which shows the reliance upon China as the main apparel and garment supplier in the world.[11]

According to the 14th five-year plan released by China National Textile and Apparel Council (CNTAC), China’s textile and apparel sector will be shifted to the sophisticated and high-tech-driven textile to engage in more value-added features and functions in the supply chain.[12] Although China’s exports of textiles and garments have year on year growth, China’s share in the total world apparel exports has declined. With the deterioration of the export market, China plans to rely more on the domestic market to support the textile and apparel industry’s growth, while continuing to put efforts into globalization through investing in textile and apparel factories overseas.

[1] https://data.worldbank.org/indicator/SP.POP.TOTL?locations=CN

[2] https://www.statista.com/outlook/cmo/apparel/china

[3] https://www.statista.com/outlook/cmo/apparel/china

[4] https://english.www.gov.cn/archive/statistics/202207/03/content_WS62c14ad1c6d02e533532d21b.html

[5] https://research.hktdc.com/en/article/MzA4NzI1MDA3

[6] https://intrepidsourcing.com/industry-reports/garment-industry-report/

[7] https://shenglufashion.com/tag/statistics/

[8] https://research.hktdc.com/en/article/MzA4NzI1MDA3

[9] https://daxueconsulting.com/fashion-industry-in-china/

[10] http://www.ccct.org.cn/Pub/S/4293/276837.shtml

[11] http://english.scio.gov.cn/pressroom/2022-05/16/content_78219625.htm

[12] https://shenglufashion.com/2021/06/25/outlook-for-chinas-textile-and-apparel-industry-2021-2025/

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Keemo Fashion Group Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 22, 2022.

On April 22, 2022 Ms. Liu Lu was appointed Chief Executive Officer, President, Secretary, Treasurer, and Director.

On April 23, 2022, the Company filed a Certificate of Amendment to its Articles of Incorporation to increase its authorized shares of common stock from zero to seventy five million, (75,000,000), with each share of common stock having a par value of $0.001 per share.

On April 23, 2022, we issued 3,600,000 shares of our common stock to Ms. Liu Lu, our Chief Executive Officer, President, Secretary, Treasurer, and Director in consideration of $3,600, or $0.001 per share. The proceeds from this sale went to the Company to be used as working capital.

In regards to the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of stock since the sale of stock was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Business Overview

KEEMO Fashion Group Limited, a Nevada Corporation, is a company that operates in the apparel and garment trade industry through wholesaling men’s and women’s apparel to retailers. At present, the Company has primarily focused its efforts on attracting small to medium apparel and garment retailers by wholesaling low to mid-range apparel and garments. Ms. Liu, our sole officer, believes that the company has the opportunity for growth as a result of the recovery of the apparel and garment industry from the recent market contraction caused by the COVID-19 pandemic, and that this growth will continue for at least the next few years.

Primarily, the products that we carry are targeted towards customers, both men and women, from 18 to 40 years of age. It is the company’s belief that the products we wholesale have an appealing presentation, cover a diverse range of clothing and garment types, are stylish for any occasion (including casual, work, and dressy), and they are offered at accessible price points. We believe that this combination of factors will assist our growth moving forward and that we have the opportunity to capture a significant portion of the growing apparel and garment market in China specifically.

At present, the Company sells all of its products through word-of-mouth and utilization of our sole officer’s business network and various connections. Ms. Liu, our sole officer and director, has broad knowledge and experience in marketing strategies and promotional activities. She is familiar with marketing execution and promotional marketing methodology, which she intends to utilize to assist the Company to gain market awareness and locate potential distributors as precisely and efficiently as possible.

Business Model

The Company currently sources its entire supply of apparel and garments from two independent suppliers, YueShun Supply Chain Co., Ltd. and NiSheng Clothing Co., Ltd. (herein referred as the “Suppliers”) , both of whom are located in China, which poses a significant dependency issue. The Company enters into agreements with the Suppliers for each purchase of inventory, and has not entered into any sort of long-term contract or arrangement. The Company plans to mitigate its dependency upon the Suppliers by identifying alternative suppliers producing products of a similar quality in a comparable price range. Such efforts are ongoing and, at this juncture, we cannot estimate with certainty when we will identify additional suppliers and alleviate our dependency issue.

The Company will source a diverse range of products, which include, but are not limited to:

  Sweaters
  Dresses
  Hoodies
  T-shirts
  Shorts
  Skirts
  Jeans
  Shoes
  Coats
  Suits
  Caps
  Socks
  Shirts
  Jackets
  Long coats
  Boots
  Polo shirts
  Leather jackets
  Other accessories (e.g. necklace, ring, earrings, etc.)

The Company currently primarily sources mid-priced women’s semi-formal apparel, which the company believes potentially has a higher gross profit margin compared to low-priced apparel. Inventory is presently selected at the discretion of our sole officer and director, and based upon recommendations from the suppliers regarding the latest fashion trends and styles, as well as what types of clothing are currently the most sought after by consumers. The Company also performs internal analysis to compare the profit margins of various types of clothing and, accordingly, seeks to primarily acquire inventory that has the greatest profit margin.

At present, when identifying potential customers, the Company targets small size apparel retailers, especially home-based e-commerce retailers. In the opinion of the Company’s sole officer and director, this market is easier to penetrate as our officer and director believes that many small size apparel retailers are just side or part time businesses for the business owner. As such, the business owners might face the problem of lack of capacity to arrange the logistics and filter the correct apparel in term of trend and quality. To date we purchase inventory from two suppliers, YueShun Supply Co., Ltd. and NiSheng Clothing Co., Ltd., and we have sold products to only three customers, two of whom are located in China . YueShun Supply Co., Ltd., NiSheng Clothing Co., Ltd. and our three customers, are not related parties to the Company or its sole officer and director.

The Company adopts what is commonly referred to as a virtual network business structure, as the Company only maintains internal procurement, sales, marketing, operational, accounting and finance functions, whereby the Company relies on suppliers for other crucial function such as production and packaging, storage, courier inward and outward, etc. However, in some instances the Company does take physical possession of inventory. In most cases, the Company purchases inventory from the suppliers, and this inventory is then held at the supplier’s warehouse, although the product is owned by the Company at this time, and delivery from the warehouse is arranged by the Company through a courier service. In some instances, the Company will take possession of the inventory and store apparel at the Company’s office, and from that point courier service to the purchaser is arranged. There is no formal method of determination as to what items will be stored in the supplier’s warehouse versus what items will be stored at the Company’s office.

Sales and Marketing

KEEMO Fashion Group Limited plans to penetrate the marketplace and attract customers by building our brand image through print ads, and possibly online paid advertisements, to create brand awareness. We have prepared our corporate website (https://keemofashiongroup.wixsite.com/keemo-fashion-group) to market our Company and we utilize search engine marketing to improve the number of distributors who can find and view our website. Finally, we also have yet unidentified plans to market our Company through social networking websites. All the above marketing plans have not yet been determined in sufficient detail to outline at this time, nor do we have a definitive timeline for when our marketing strategy will be completed, and as such all of our marketing endeavors remain under development.

Employees and Function

As of July 31, 2022, we have one employee which is our President and Sole Director, Ms. Liu Lu. Currently, Mrs. Liu has the flexibility to work on our business up to 30 hours per week but is prepared to devote more time if necessary. The Company intends to employ five employees by the mid of 2023, with two employees fulfilling the roles of management and administration, two employees to work on sales and marketing, and one employee for storage management. It is the intention of the Company to focus on hiring employees who possess industry-related experience and have experience in promotional marketing.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employee, Officer and/or Director.

Future Business Expansion and Development

At present, we do not have any salesforce, and we will need to hire at least one salesperson for our business activities in the Chinese market initially. It will also be necessary for us to acquire office space from which we can conduct operations, have meetings with potential clients, and store acquired inventory. We have aspirations to expand into the Asian market, with a particular focus, at least initially, on expanding into Malaysia, Hong Kong, and Taiwan. At present, we do not have any distinct timeline in place for expansion into these countries.

In the coming months, the Company plans to promote its business activities through existing contacts and participation in networking events and exhibitions where we will be able to interact with and meet with potential new clients. We may consider setting up a booth in different apparel and garment related exhibitions to increase our exposure and appearance to public. At present, such plans have not been detailed with any level of specificity, nor do we have a definitive timeline for when we may commence such activities.

When we begin these efforts, we plan to hire more employees to support our operations in different countries. We believe that hiring five to ten employees will be sufficient to support our operations at that time, but this estimate may change as our business develops.

Competition

KEEMO Fashion Group Limited plans to operate in a mature and competitive industry. We consider our focus to be on distributors in China first. Competition in the apparel and garment industry, with a focus on low to mid-range priced products, is very intense in China. We face competition from various specialized and retail-based wholesalers, from different provinces and cities, which supply similar men’s and women’s apparel and garment products to those that we offer. We also face competition from e-commerce-based wholesalers, many of whom have exposure in various China whole websites and B2B platform, such as Alibaba, DHgate, AliExpress, and Global Sources. These competitors generate significant traffic and have established brand recognition and financial resources manufacturing capacity, well established business models and distribution channels and branding.

Despite intense competition, our director is confident in the Company’s ability to develop and enlarge our market share in China through, at present, the various relationships of the Company’s sole Officer and Director.

Enforcement of Civil Liabilities under United States Federal Securities Laws

We are a Nevada corporation and most of our operations are and will be located outside of the United States and our sole officer and director resides outside the United States. Moreover, a majority of our assets are located outside the United States. Since a majority of the assets owned by us are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States. There is no treaty between the United States and China providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in China. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of State of Nevada and it will be difficult for U.S. shareholders, holding our common stock, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share of common stock is $0.015. Shares will be sold at a fixed price for the duration of the offering. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $0.015 per share. There is no assurance that we will raise the full $112,500 as anticipated.

Next 12 months Planned Action	If 1,875,000 shares (25%) are sold:	If 3,750,000 shares (50%) are sold:	If 5,625,000 shares (75%) are sold:	If 7,500,000 shares (100%) are sold:

Staffing	$ -	$ 10,750	$ 20,125	$ 29,500
Advertising and Marketing Expenses	$ -	$ 10,750	$ 20,125	$ 29,500
Funding for Day to Day Operations	$ 4,125	$ 10,750	$ 20,125	$ 29,500
Offering Expenses	$ 24,000	$ 24,000	$ 24,000	$ 24,000

TOTALS	$ 28,125	$ 56,250	$ 84,375	$ 112,500

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $34,000. Expenses incurred in this offering will be paid for by the Company with proceeds from this offering or a combination of proceeds from this offering, and funds loaned to or provided by our sole officer and Director, Ms. Liu.

At this time, the Company only intends to use up to $24,000 of the proceeds from this offering to cover any offering expenses. Any excess expenses incurred would be paid for by our sole officer and Director, Ms. Liu in the form of a loan or gift to the Company.

Ms. Liu has no legal obligation at this time to loan or advance funds to the Company , and any such loans will not be repaid by proceeds from the offering herein.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is to be fixed and not exceed a maximum price of $0.015 per share of common stock for the duration of the offering. The information below is based upon financial information for the fiscal year ended July 31, 2022.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share (Not to Exceed)	$0.015	0.015	0.015	0.015
Book Value Per Share Before the Offering (Approximate)	$(0.004)	(0.004)	(0.004)	(0.004)
Book Value Per Share After the Offering (Approximate)	$0.003	0.006	0.008	0.009
Net Increase to Original Shareholder (based on par value)	$0.002	0.005	0.007	0.008
Decrease in Investment to New Shareholders	$0.012	0.010	0.008	0.007
Dilution to New Shareholders (Approximate %)	80.00%	66.66%	53.33%	46.66%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(12,974)
Net proceeds from this offering	112,500
$99,526
Denominator:
Shares of common stock outstanding prior to this offering	3,600,000
Shares of common stock to be sold in this offering (100%)	7,500,000
11,100,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(12,974)
Net proceeds from this offering	84,375
$71,401
Denominator:
Shares of common stock outstanding prior to this offering	3,600,000
Shares of common stock to be sold in this offering (75%)	5,625,000
9,225,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(12,974)
Net proceeds from this offering	56,250
$43,276
Denominator:
Shares of common stock outstanding prior to this offering	3,600,000
Shares of common stock to be sold in this offering (50%)	3,750,000
7,350,000

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(12,974)
Net proceeds from this offering	28,125
$15,151
Denominator:
Shares of common stock outstanding prior to this offering	3,600,000
Shares of common stock to be sold in this offering (25%)	1,875,000
5,475,000

PLAN OF DISTRIBUTION

The Company has 3,600,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering, the Company is registering 7,500,000 shares of its common stock for sale at a fixed price of $0.015 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our sole Officer and Director, Ms. Liu Lu, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Liu Lu is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. She will also not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Liu is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our Sole Office and Director will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Sole Officer and Director will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 7,500,000 shares being offered on behalf of the Company. The price per share is to be fixed at $0.015 for the duration of this offering.

Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.015 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.015 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $34,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Keemo Fashion Group Limited”, or (ii) an escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share.

As of the date of this filing, we have 3,600,000 shares of common stock issued and outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent, however, we anticipate obtaining one in the future, following this offering.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of the date of this registration statement, we have only 1 shareholder of record, our Chief Executive Officer and Director, Ms. Liu.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Mont E. Tanner , with an office address at 2950 East Flamingo Road, Suite G, Las Vegas, NV 89121 .

The financial statements included in this prospectus and the registration statement have been audited by JP Centurion & Partners PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act.

We will be subject to Section 15(d) of the Exchange Act, which provides that any issuer who registers a class of securities under the Securities Act of 1933, as amended (the Securities Act) shall become subject to periodic reporting requirements under Section 13(a) (15 USCS § 78m) of the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, Section 15(d) does not trigger all Exchange Act obligations. For example, reports under Section 16 (15 USCS § 78p) or Section 13(d) or obligations with respect to proxies are not triggered by the application of Section 15(d) alone.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is 69 Wanke Boyu, Xili Liuxin 1st Rd,Nanshan District, Shenzhen, Guangdong 518052, China. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to our Director, Liu Lu.

 DESCRIPTION OF FACILITIES

The Company utilizes home office space of its management at no cost. The company's home office space is 34.78 square meters or approximately 374 square feet. There is no agreement pertaining to utilizing the home office space of management, and management is free to discontinue providing the office space at any time and without notice. The Company does not own, rent, or lease any properties.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our officers and directors, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

None.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and director of the Company, who will continue to serve such positions, are provided below:

Officer Biographies

NAME	AGE	POSITION
Liu Lu	30	President, Secretary, Treasurer, Director

Liu Lu - President, Secretary, Treasurer, Director

In 2017, Ms. Liu graduated from the Sichuan University, Undergraduate Program for Specialty in Computer Science and Technology. From July 2017 to present, Ms. Liu works in the promotional department at the Tencent Interactive Entertainment Group, which is a division of Tencent Holdings that publishes and develops video games for multiple platforms. From July 2017 to August 2017, she was responsible for three initiatives, which are event planning, content operation, and market promotional and platform collaboration for the project “Deformers”, a PC game. Regarding event planning, she handled event execution and post-event analysis. For content operation, she handled the official website construction, content creation, and content planning. For market promotion and platform collaboration, she handled marketing of the game, which involved collaboration with different online and media platforms. From August 2018 until present, Ms. Liu has been mainly responsible for the project “Rocket League”, which is an online game. She mainly responsible on the resource allocation, event planning and execution, post-event analysis and the user operation. Ms. Liu’s position at Tencent Holdings is a full-time job, to which she devotes approximately 45 hours per week.

In April 2022, Ms. Liu founded KEEMO Fashion Group Limited, and as a result of her promotional, organizational, and marketing experience, it is the determination of the board that she serves as our President, Secretary, Treasurer, and Director.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Director as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Director, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Director believes that it is not necessary to have such committees, at this time, because the Director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Director expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Director. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Sole Officer and Director, Liu Lu, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended July 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Liu Lu, Chief Executive Officer, President, Secretary, Treasurer, and Director	2021	-	-	-	-	-	-	-	-
	2022	-	-	-	-	-	-	-	-

Summary of Compensation

*While reading the below it should be noted that our Board of Directors is currently comprised of only one individual, Ms. Liu Lu, who currently serves as our sole Officer and Director.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 3,600,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Liu Lu [1]	3,600,000	100%	100%
5% or greater Shareholders (of any class)
N/A	-	-	-

1 Ms. Liu Lu serves as our Chief Executive Officer, President, Secretary, Treasurer, and Director. The address for Ms. Liu Lu is 69 Wanke Boyu, Xili Liuxin 1st Rd,Nanshan District, Shenzhen, Guangdong 518052, China.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 23, 2022, we issued 3,600,000 shares of our common stock to Ms. Liu Lu, our Chief Executive Officer, President, Secretary, Treasurer, and Director in consideration of $3,600, or $0.001 per share.

In regards to the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of stock since the sale of stock was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

As of July 31, 2022, our sole director, Ms. Liu Lu, advanced $25,758 to the Company, which is unsecured and non-interest bearing , and payable upon demand. Proceeds from the offering herein will not be used to repay the loan to Ms. Liu Lu.

As of October 31, 2022, the sole director of the Company advanced $26,958 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

As of January 31, 2023, the sole director of the Company advanced $30,419 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year end. Given our date of inception, we have only completed one fiscal year.

		2022
Audit related fees	JP Centurion & Partners PLT	$7,500
Tax fees		-
All other fees		-

Total		$7,500

Audit fees represent the professional services rendered for the audit of our annual financial statements and the review of our financial statements included in quarterly reports, along with services normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. These values are approximations. Audit-related fees represent professional services rendered for assurance and related services by the accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported under audit fees. These are also approximations.

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

Page
Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
BALANCE SHEET AS OF JULY 31, 2022	F-3
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FROM APRIL 22, 2022 (DATE OF INCEPTION) TO JULY 31, 2022	F-4
STATEMENT OF STOCKHOLDERS’ EQUITY FROM APRIL 22, 2022 (DATE OF INCEPTION) TO JULY 31, 2022	F-5
STATEMENT OF CASH FLOWS FROM APRIL 22, 2022 (DATE OF INCEPTION) TO JULY 31, 2022	F-6
NOTES TO THE FINANCIAL STATEMENTS	F-7 – F-10

- F1 -

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

KEEMO Fashion Group Limited

69 Wanke Boyu, Xili Liuxin 1st Rd,

Nanshan District,

Shenzhen,

Guandong 518052, China

Opinion on the Financial Statements

We have audited the accompanying balance sheets of KEEMO Fashion Group Limited (the ‘Company’) as of July 31, 2022, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the period ended of July 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2022, and the results of its operations and its cash flows for the period ended of July 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the period ended July 31, 2022, the Company incurred a net loss of $16,574 and had an accumulated deficit of $12,974. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT (ID: 6723)
We have served as the Company’s auditor since 2022.

Kuala Lumpur, Malaysia
October 20, 2022

- F2 -

KEEMO FASHION GROUP LIMITED

BALANCE SHEET AS OF JULY 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of July 31, 2022
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,080
Inventories	2,504
TOTAL CURRENT ASSETS	20,584

TOTAL ASSETS	$20,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a director	25,758
Other accruals	7,800
TOTAL CURRENT LIABILITIES	33,558

TOTAL LIABILITIES	$33,558

STOCKHOLDERS’ EQUITY
Common stock – Par value $ 0.001; Authorized: 75,000,000 shares; Issued and outstanding: 3,600,000 shares as of July 31, 2022	$3,600
Accumulated deficit	(16,574)
TOTAL STOCKHOLDERS’ EQUITY	$(12,974)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,584

The accompanying notes are an integral part of these financial statements.

- F3 -

KEEMO FASHION GROUP LIMITED

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM APRIL 22, 2022 (DATE OF INCEPTION) TO JULY 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From April 22, 2022 (Date of Inception) to July 31, 2022
REVENUE	$15,636

COST OF REVENUE	(7,619)

GROSS PROFIT	$8,017

GENERAL AND ADMINISTRATIVE EXPENSES	(24,591)

LOSS FROM OPERATION BEFORE INCOME TAX	$(16,574)

INCOME TAX EXPENSES	-

NET LOSS	$(16,574)

OTHER COMPREHENSIVE INCOME	-

TOTAL COMPREHENSIVE LOSS	$(16,574)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	3,600,000

 The accompanying notes are an integral part of these financial statements.

- F4 -

KEEMO FASHION GROUP LIMITED

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM APRIL 22, 2022 (DATE OF INCEPTION) TO JULY 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of April 22, 2022 (Date of Inception)	-	$-	$-	$-	$-
Issuance of share capital, founder’s shares	3,600,000	3,600	-	-	3,600
Net loss	-	-	-	(16,574)	(16,574)
Balance as of July 31, 2022	3,600,000	3,600	-	(16,574)	(12,974)

The accompanying notes are an integral part of these financial statements.

- F5 -

KEEMO FASHION GROUP LIMITED

STATEMENT OF CASH FLOWS

FROM APRIL 22, 2022 (DATE OF INCEPTION) TO JULY 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From April 22, 2022 (Date of Inception) to July 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,574)
Changes in operating assets and liabilities:
Inventories	(2,504)
Amount due to a director	25,758
Other accruals	7,800

Net cash provided by operating activities	14,480

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	$3,600

Net cash provided by financing activities	3,600

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	18,080
Cash and cash equivalents, beginning of period	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,080

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

KEEMO FASHION GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

FROM APRIL 22, 2022 (DATE OF INCEPTION) TO JULY 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

KEEMO Fashion Group Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on April 22, 2022.

KEEMO Fashion Group Limited is headquartered in Shenzhen, People Republic of China (herein referred as (“China”). We primarily operate in men and women apparel and garment trading business, focusing on wholesaling to distributors mainly based in China, sourcing directly from manufacturers in China. We do not maintain and operate any production and manufacturing of apparel facility or machine and equipment.

The Company’s executive office is located at 69, Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District, Shenzhen, Guangdong 518052, China.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for KEEMO Fashion Group Limited for the period from April 22, 2022 (Date of Inception) to July 31, 2022 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted July 31 as its fiscal year end.

Going Concern

For the period from April 22, 2022 (Date of Inception) to July 31, 2022, the Company incurred a net loss of $16,574 and the current liabilities of the Company exceeded its current assets by $12,974 and has a shareholders’ deficits of $12,974. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenue in the statements of operations and comprehensive income (loss).

Revenue Recognition

Revenue is generated through wholesale business of men and women apparel and garment to customer. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the wholesale of goods upon the delivery of men and women apparel and garment to the customer.

Cost of Revenue

Cost of revenue includes the purchase cost of raw material for manufacturing and distribute to customers and packing materials. It includes purchasing and receiving costs, internal transfer costs, other costs of distribution network, opening and closing inventory net off discount received and return outwards in cost of revenue.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F7 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F8 -

3. AMOUNT DUE TO A DIRECTOR

As of July 31, 2022, the sole director of the Company advanced $25,758 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Ms. Liu Lu, has not been compensated for the services.

4. OTHER ACCRUALS

As of July 31, 2022, the Company has other accruals of $7,800 which comprises of outstanding audit fees.

5. SHAREHOLDERS’ EQUITY

On April 22, 2022, upon the incorporation of the Company, Liu Lu, subscribed to 3,600,000 shares of common stock at par value of $0.001 per share for a total subscription value of $3,600.

As of July 31, 2022, the Company has 3,600,000 shares of common stock issued and outstanding.

The Company has 75,000,000 shares of commons stock authorized.

6. INCOME TAX

The loss from operation before income tax of the Company from April 22, 2022 to July 31, 2022 was comprised of the following:

From April 22, 2022 to July 31, 2022
Tax jurisdictions from:
– Local	$(16,574)

Loss from operation before income tax	$(16,574)

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of July 31, 2022, the operations in the United States of America incurred $16,574 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2042, if unutilized. The Company has provided for a full valuation allowance of approximately $3,481 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of July 31, 2022:

As of July 31, 2022
Deferred tax assets:

Net operating loss carryforwards
- United States of America	$3,481
Less: valuation allowance	(3,481)
Deferred tax assets	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $3,481 as of July 31, 2022.

- F9 -

7. CONCENTRATIONS OF RISK

Customer Concentration

From April 22, 2022 to July 31, 2022, there were two customers who accounted for 100% of the Company’s revenues. The customer who accounted for 100% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	From April 22, 2022 to July 31, 2022
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$8,059	52%	$-
Customer B	7,577	48%	-
Total	$15,636	100%	$-

Supplier Concentration

From April 22, 2022 to July 31, 2022, there was one supplier who accounted for 100% of the Company’s cost of revenue. The supplier who accounted for 100% of the Company’s cost of revenue and its outstanding payable balance at period-end is presented below:

	From April 22, 2022 to July 31, 2022
	Cost of Revenue	Percentage of Cost of Revenue	Accounts payable
Supplier A	$7,619	100%	$-
Total	$7,619	100%	$-

8. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, apparel and garment trading business and single reportable segment based on country, China.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Year Ended and As of July 31, 2022
By Business Unit	Apparel & Garment Trading Business	Total
Revenue	$15,636	$15,636

Cost of revenue	(7,619)	(7,619)
General and administrative expenses	(24,591)	(24,591)

Loss from operations	(16,574)	(16,574)

Total assets	$20,584	$20,584
Capital expenditure	$-	$-

	For the Year Ended and As of July 31, 2022
By Country	China	Total
Revenue	$15,636	$15,636

Cost of revenue	(7,619)	(7,619)
General and administrative expenses	(24,591)	(24,591)

Loss from operations	(16,574)	(16,574)

Total assets	$20,584	$20,584
Capital expenditure	$-	$-

9. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after July 31, 2022 up through the date the Company issued the financial statements.

- F10 -

Page
Unaudited Financial Statements

BALANCE SHEETS AS OF OCTOBER 31, 2022 (UNAUDITED) AND JULY 31, 2022 (AUDITED)	F-12

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE MONTHS ENDED OCTOBER 31, 2022 (UNAUDITED)	F-13

STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE THREE MONTHS ENDED OCTOBER 31, 2022 (UNAUDITED)	F-14

STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED OCTOBER 31, 2022 (UNAUDITED)	F-15

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)	F-16 – F-19

-F11-

KEEMO FASHION GROUP LIMITED

BALANCE SHEETS

AS OF OCTOBER 31, 2022 (UNAUDITED) AND JULY 31, 2022 (AUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of October 31, 2022	As of July 31, 2022
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,997	$18,080
Inventories	2,292	2,504
TOTAL CURRENT ASSETS	16,289	20,584

TOTAL ASSETS	$16,289	$20,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a director	26,958	25,758
Other accruals	7,250	7,800
TOTAL CURRENT LIABILITIES	$34,208	$33,558

TOTAL LIABILITIES	$34,208	$33,558

STOCKHOLDERS’ EQUITY
Common stock – Par value $0.001; Authorized: 75,000,000 shares; Issued and outstanding: 3,600,000 shares as of October 31, 2022 and July 31, 2022	$3,600	$3,600
Accumulated deficit	(21,519)	(16,574)
TOTAL STOCKHOLDERS’ EQUITY	$(17,919)	$(12,974)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,289	$20,584

The accompanying notes are an integral part of these financial statements.

- F12 -

 KEEMO FASHION GROUP LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

Three months ended October 31, 2022
REVENUE	$-

COST OF REVENUE	-

GROSS PROFIT	$-

GENERAL AND ADMINISTRATIVE EXPENSES	(4,945)

LOSS FROM OPERATION BEFORE INCOME TAX	$(4,945)

INCOME TAX EXPENSES	-

NET LOSS	$(4,945)

OTHER COMPREHENSIVE INCOME	-

TOTAL COMPREHENSIVE LOSS	$(4,945)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	3,600,000

The accompanying notes are an integral part of these financial statements.

- F13 -

KEEMO FASHION GROUP LIMITED

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED OCTOBER 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of April 22, 2022 (Date of Inception)	-	$-	$-	$-	$-
Issuance of share capital, founder’s shares	3,600,000	3,600	-	-	3,600
Net loss	-	-	-	(16,574)	(16,574)
Balance as of July 31, 2022	3,600,000	3,600	-	(16,574)	(12,974)
Net loss	-	-	-	(4,945)	(4,945)
Balance as of October 31, 2022	3,600,000	3,600	-	(21,519)	(17,919)

The accompanying notes are an integral part of these financial statements.

- F14 -

KEEMO FASHION GROUP LIMITED

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

Three months ended October 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,945)
Changes in operating assets and liabilities:
Inventories	212
Amount due to a director	1,200
Other accruals	(550)

Net cash used in operating activities	(4,083)

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	(4,083)
Cash and cash equivalents, beginning of period	18,080

CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,997

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

- F15 -

KEEMO FASHION GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2022

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

1. ORGANIZATION AND BUSINESS BACKGROUND

KEEMO Fashion Group Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on April 22, 2022.

KEEMO Fashion Group Limited is headquartered in Shenzhen, People Republic of China (herein referred as (“China”). We primarily operate in men and women apparel and garment trading business, focusing on wholesaling to distributors mainly based in China, sourcing directly from manufacturers in China. We do not maintain and operate any production and manufacturing of apparel facility or machine and equipment.

The Company’s executive office is located at 69, Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District, Shenzhen, Guangdong 518052, China.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for KEEMO Fashion Group Limited for the period ended October 31, 2022 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted July 31 as its fiscal year end.

Going Concern

For the three months ended October 31, 2022, the Company incurred a net loss of $4,945 and the current liabilities of the Company exceeded its current assets by $17,919 and has a shareholders’ deficits of $17,919. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenue in the statement of operations and comprehensive income (loss).

Revenue Recognition

Revenue is generated through wholesale business of men and women apparel and garment to customer. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the wholesale of goods upon the delivery of men and women apparel and garment to the customer.

Cost of Revenue

Cost of revenue includes the purchase cost of inventories and distribute to customers and packing materials. It includes purchasing and receiving costs, internal transfer costs, other costs of distribution network, opening and closing inventory net off discount received and return outwards in cost of revenue.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F16 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F17 -

3. AMOUNT DUE TO A DIRECTOR

As of October 31, 2022, the sole director of the Company advanced $26,958 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Ms. Liu Lu, has not been compensated for the services.

4. OTHER ACCRUALS

As of October 31, 2022, the Company has other accruals of $7,250 which comprises of outstanding audit fees.

5. SHAREHOLDERS’ EQUITY

On April 22, 2022, upon the incorporation of the Company, Liu Lu, subscribed to 3,600,000 shares of common stock at par value of $0.001 per share for a total subscription value of $3,600.

As of October 31, 2022, the Company has 3,600,000 shares of common stock issued and outstanding.

The Company has 75,000,000 shares of commons stock authorized.

6. INCOME TAX

The loss from operation before income tax of the Company for the three months ended October 31, 2022 was comprised of the following:

For the three months ended October 31, 2022
Tax jurisdictions from:
– Local	$(4,945)

Loss from operation before income tax	$(4,945)

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of October 31, 2022, the operations in the United States of America incurred $4,945 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2042, if unutilized. The Company has provided for a full valuation allowance of approximately $1,038 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of October 31, 2022:

As of October 31, 2022
Deferred tax assets:

Net operating loss carryforwards
- United States of America	$1,038
Less: valuation allowance	(1,038)
Deferred tax assets	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $1,038 as of October 31, 2022.

- F18 -

7. CONCENTRATIONS OF RISK

Customer Concentration

For the three months ended October 31, 2022, there was no customer who accounted for 100% of the Company’s revenues.

Supplier Concentration

For the three months ended October 31, 2022, there was no supplier who accounted for 100% of the Company’s cost of revenue.

8. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, apparel and garment trading business and single reportable segment based on country, China.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Three Months Ended and As of October 31, 2022
By Business Unit	Apparel & Garment Trading Business	Total
Revenue	$-	$-

Cost of revenue	-	-
General and administrative expenses	(4,945)	(4,945)

Loss from operations	(4,945)	(4,945)

Total assets	$16,289	$16,289
Capital expenditure	$-	$-

	For the Three Months Ended and As of October 31, 2022
By Country	China	Total
Revenue	$-	$-

Cost of revenue	-	-
General and administrative expenses	(4,945)	(4,945)

Loss from operations	(4,945)	(4,945)

Total assets	$16,289	$16,289
Capital expenditure	$-	$-

9. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after October 31, 2022 up through the date the Company issued the financial statements.

- F19 -

Page
Unaudited Financial Statements

BALANCE SHEETS AS OF JANUARY 31, 2023 (UNAUDITED) AND JULY 31, 2022 (AUDITED)	F-21

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2023 (UNAUDITED)	F-22

STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2023 (UNAUDITED)	F-23

STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED JANUARY 31, 2023 (UNAUDITED)	F-24

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)	F-25 – F-28

- F20 -

KEEMO FASHION GROUP LIMITED

BALANCE SHEETS

AS OF JANUARY 31, 2023 (UNAUDITED) AND JULY 31, 2022 (AUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of January 31, 2023	As of July 31, 2022
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,906	$18,080
Inventories	9,622	2,504
TOTAL CURRENT ASSETS	22,528	20,584

TOTAL ASSETS	$22,528	$20,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	9,986	-
Amount due to a director	30,419	25,758
Other accruals	6,850	7,800
TOTAL CURRENT LIABILITIES	$47,255	$33,558

TOTAL LIABILITIES	$47,255	$33,558

STOCKHOLDERS’ EQUITY
Common stock - Par value $0.001; Authorized: 75,000,000 shares; Issued and outstanding: 3,600,000 shares as of January 31, 2023 and July 31, 2022	$3,600	$3,600
Accumulated deficit	(28,327)	(16,574)
TOTAL STOCKHOLDERS’ EQUITY	$(24,727)	$(12,974)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,528	$20,584

The accompanying notes are an integral part of these financial statements.

- F21 -

 KEEMO FASHION GROUP LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

	Three months ended January 31, 2023	Six months ended January 31, 2023
REVENUE	$5,000	$5,000

COST OF REVENUE	(2,292)	(2,292)

GROSS PROFIT	$2,708	$2,708

GENERAL AND ADMINISTRATIVE EXPENSES	(9,516)	(14,461)

LOSS FROM OPERATION BEFORE INCOME TAX	$(6,808)	$(11,753)

INCOME TAX EXPENSES	-	-

NET LOSS	$(6,808)	$(11,753)

OTHER COMPREHENSIVE INCOME	-	-

TOTAL COMPREHENSIVE LOSS	$(6,808)	$(11,753)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	3,600,000	3,600,000

The accompanying notes are an integral part of these financial statements.

- F22 -

KEEMO FASHION GROUP LIMITED

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of April 22, 2022 (Date of Inception)	-	$-	$-	$-	$-
Issuance of share capital, founder’s shares	3,600,000	3,600	-	-	3,600
Net loss	-	-	-	(16,574)	(16,574)
Balance as of July 31, 2022	3,600,000	3,600	-	(16,574)	(12,974)
Net loss	-	-	-	(4,945)	(4,945)
Balance as of October 31, 2022	3,600,000	3,600	-	(21,519)	(17,919)
Net loss	-	-	-	(6,808)	(6,808)
Balance as of January 31, 2023	3,600,000	3,600	-	(28,327)	(24,727)

The accompanying notes are an integral part of these financial statements.

- F23 -

KEEMO FASHION GROUP LIMITED

STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JANUARY 31, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

Six months ended January 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,753)
Changes in operating assets and liabilities:
Inventories	(7,118)
Accounts payable	9,986
Amount due to a director	4,661
Other accruals	(950)

Net cash used in operating activities	(5,174)

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	(5,174)
Cash and cash equivalents, beginning of period	18,080

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,906

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

 The accompanying notes are an integral part of these financial statements.

- F24 -

KEEMO FASHION GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JANUARY 31, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

1. ORGANIZATION AND BUSINESS BACKGROUND

KEEMO Fashion Group Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on April 22, 2022.

KEEMO Fashion Group Limited is headquartered in Shenzhen, People Republic of China (herein referred as (“China”). We primarily operate in men and women apparel and garment trading business, focusing on wholesaling to distributors mainly based in China, sourcing directly from manufacturers in China. We do not maintain and operate any production and manufacturing of apparel facility or machine and equipment.

The Company’s executive office is located at 69, Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District, Shenzhen, Guangdong 518052, China.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for KEEMO Fashion Group Limited for the period ended January 31, 2023 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted July 31 as its fiscal year end.

Going Concern

For the six months ended January 31, 2023, the Company incurred a net loss of $11,753 and the current liabilities of the Company exceeded its current assets by $24,727 and has a shareholders’ deficits of $24,727. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenue in the statement of operations and comprehensive income (loss).

Revenue Recognition

Revenue is generated through wholesale business of men and women apparel and garment to customer. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the wholesale of goods upon the delivery of men and women apparel and garment to the customer.

Cost of Revenue

Cost of revenue includes the purchase cost of inventories and distribute to customers and packing materials. It includes purchasing and receiving costs, internal transfer costs, other costs of distribution network, opening and closing inventory net off discount received and return outwards in cost of revenue.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F25 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F26 -

3. INVENTORIES

As of January 31, 2023, the Company has inventory of $9,622.

4. ACCOUNTS PAYABLE

As of January 31, 2023, the Company has accounts payable of $9,986 which comprises of outstanding payment to our supplier.

5. AMOUNT DUE TO A DIRECTOR

As of January 31, 2023, the sole director of the Company advanced $30,419 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Ms. Liu Lu, has not been compensated for the services.

6. OTHER ACCRUALS

As of January 31, 2023, the Company has other accruals of $6,850 which comprises of outstanding audit fees.

7. SHAREHOLDERS’ EQUITY

On April 22, 2022, upon the incorporation of the Company, Liu Lu, subscribed to 3,600,000 shares of common stock at par value of $0.001 per share for a total subscription value of $3,600.

As of January 31, 2023, the Company has 3,600,000 shares of common stock issued and outstanding.

The Company has 75,000,000 shares of commons stock authorized.

8. INCOME TAX

The loss from operation before income tax of the Company for the six months ended January 31, 2023 was comprised of the following:

For the six months ended January 31, 2023
Tax jurisdictions from:
– Local	$(11,753)

Loss from operation before income tax	$(11,753)

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of January 31, 2023, the operations in the United States of America incurred $11,753 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2043, if unutilized. The Company has provided for a full valuation allowance of approximately $2,468 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of January 31, 2023:

As of January 31, 2023
Deferred tax assets:

Net operating loss carryforwards
- United States of America	$2,468
Less: valuation allowance	(2,468)
Deferred tax assets	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $2,468 as of January 31, 2023.

- F27 -

9. CONCENTRATIONS OF RISK

Customer Concentration

For the three months ended January 31, 2023, there was one customer who accounted for 100% of the Company’s revenues.

For the six months ended January 31, 2023, there was one customer who accounted for 100% of the Company’s revenues.

Supplier Concentration

For the three months ended January 31, 2023, there was one supplier who accounted for 100% of the Company’s cost of revenue.

For the six months ended January 31, 2023, there was one supplier who accounted for 100% of the Company’s cost of revenue.

10. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, apparel and garment trading business and single reportable segment based on country, China.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Six Months Ended and As of January 31, 2023
By Business Unit	Apparel & Garment Trading Business	Total
Revenue	$-	$-

Cost of revenue	-	-
General and administrative expenses	(11,753)	(11,753)

Loss from operations	(11,753)	(11,753)

Total assets	$22,528	$22,528
Capital expenditure	$-	$-

	For the Six Months Ended and As of January 31, 2023
By Country	China	Total
Revenue	$-	$-

Cost of revenue	-	-
General and administrative expenses	(11,753)	(11,753)

Loss from operations	(11,753)	(11,753)

Total assets	$22,528	$22,528
Capital expenditure	$-	$-

11. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after January 31, 2023 up through the date the Company issued the financial statements.

- F28 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$10.42
Legal Fees	$1,000.00
Auditor Fees and Expenses	$7,500.00
Consulting Fees and Related Expenses	$24,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$34,010.42

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company. The Company may elect to use proceeds from this offering to cover any of the above expenses listed in the table.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he/she, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On April 23, 2022, we issued 3,600,000 shares of our common stock to Ms. Liu Lu, our Chief Executive Officer, President, Secretary, Treasurer, and Director in consideration of $3,600, or $0.001 per share.

In regards to the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of stock since the sale of stock was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1 (i)	Articles of Incorporation (1)
3.1 (ii)	Certificate of Amendment (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)
107	Filing Fee Table (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Shenzhen, Guangdong, China, on May 12, 2023.

Keemo Fashion Group Limited

By: /s/ Liu Lu
Name: Liu Lu
Title: Chief Executive Officer Date: May 12, 2023

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Liu Lu  Signature: /s/ Liu Lu  Title: Chief Executive Officer, (Principal Executive Officer)

Date: May 12, 2023

Name: Liu Lu  Signature: /s/ Liu Lu  Title: Treasurer, (Serving in the Capacity of Principal Financial Officer)

Date: May 12, 2023